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                                                                    EXHIBIT 4.18

                             ENGLISH TRANSLATION OF
                               LEASEHOLD CONTRACT

Party A: Beijing Development Area Co., Ltd.
Legal Address: No.16 Zhonghe Street, Beijing Development Area, Beijing

Party B: Telvent Control System (Beijing) Co., Ltd
Legal Address: 4th Floor of No.2 Plant No.8 North Hongda Road, Beijing Development Area, Beijing.

In view of the fact that:

      (1)   Party A is the limited liability company which sets up legally;

      (2) Party B is the limited company/limited liability company, which sets up legally;

      (3) For the production and the work requirement, the Party B need rent the partial houses as in the appendix 1 of this contract. After the friendly negotiation, both sides reached the cost to rent the contract to be as follows:

1. The scope and the use of Rents

      - 1.1 Party A agrees to rent the building of 925 square meter to Party B; Party B agrees to rent Party A's house according to item of this contract.

      -     1.2 Party B rent the building for producing and working.

      - 1.3 The basic condition of the house as one part of the contract in Appendix 2.

2. The period rents and continues rents

      - 2.1 The duration of the rent is from Nov.15, 2004 to Nov.14, 2005, rent for the whole year.

      - 2.2 Three months before the deadline of the rent, if Party B wants to continue to rent, they have the superior right, but they should write to the Party A an written application. If Party A hasn't received the application during the promissory time, Party A has the right to rent to others, while the Party B's priority will be ended.

3. Rent, Deposit and Payment

      - 3.1 The monthly rent is 27,750 Yuan (RMB), the total rent during the leasehold is 333,000 Yuan (more detailed in appendix 1).

      - 3.2 Party B should pay to Party A one-month's rent (27,750 Yuan) as the deposit one week after the contract becomes effective. Party B should pay to Party A the agreed amount as the deposit, as the "guarantee" of the responsibility and the obligation of the promises to carry out this contract. The deposit does not regard as the rent, the management fee or other expenses, which will be paid in advance. In order to cancel out the rent, the management fee, the other expenses and any compensation that Party B should pay to Party B, the Party A is authorized to use the deposit, and will not affect any other recovery rights of itself.

      - 3.3 From January 2005, rent will be paid by month; the rental (27,750 Yuan) will be paid within the first five working days of each month.

      - 3.4 The rent between Nov.15, 2004 and Dec.31, 2004, should be paid after this contract becomes effective, counts 41,625 Yuan, but should not be posterior to January 1, 2005.

      - 3.5 If Party B owes the rent, the management fee or other expenses surpass 30 days, besides the responsibility to break down the energy supplying, Party A has the right to terminate this contract immediately, or went behind the loss caused by Party B. Party A is irresponsibly to Party B with any loses caused by this case.

4. Pledge and guarantee

      - 4.1 Party A pledge and the guarantee the Party B as follows:

      (1) Party A is authorized to hire the house, with the correlation property file, and has the right to sign this contract, and defers to this contract's item to fulfill the duty;

      (2) When house is delivered to Party B, it's must in the good condition;

      (3) As the demand of this contract to pay the rent and all other funds with the accrued expenditure, and observes and fulfills the all pledges, the agreement and the condition which should observe in this contract, then it's not jammed before the contract deadline with the usage of the house and the public equipment as for Party B.

      (4) In the rent time, Party A will provide the services such as water supply, energy, power supply

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and so on. But the cost should be assumed by Party B.

      (5) Party A carries on the description in "General Factory district Policing method" with the house and the related necessary installation, the device use detail, it will list in "Client Handbook".

      - 4.2 Party B pledge and the guarantee the Party A as follows:

      (1) Party B will defer to the contract's third stipulation pay to Party A, if the payment surpasses 30 days, the Party B besides the complete rent which will have to pay the overdue payment in day, they will be levied the money owed to the 1 0/00 of total amount for each day, till fully pay the debt and the late fee.

      (2) In exempts rent time, besides the exempt's payment, Party B should fulfill all duties and the restraint in this contract, which can't be avoided.

      (3) Without Party A's permit, Party B does not have to sublet the house to any third party completely or any part, either transfers any right or duty which in this contract item.

      (4) Party B agreed according to the measurement, pays in full to Party A with the place rent and related energy, the installation expense, and shares the chronometer tabular difference. The specific content by Party A and Party B should be stipulated as in the "Receives on another's behalf Protocol".

      (5) Party B agreed observes "General Factory district Policing method" and the detailed stipulation. And defers to content executing which "Client Handbook" lists. But if there has the part which conflict to the contract can be an exception.

5. Hiring and renting person's change

      - 5.1 If the house under this contract item transfers the third party, Party A pledged they will accept this contract and take the new house owner as the transfer precondition.

      - 5.2 With Party A's permitted, Party B can sublet the house completely or any part, Party B and the third party should pledge the agreement and accept and observes any right and the duty under this contract item.

6. Revenue

      - 6.1 Besides the item of this contract, both sides of Party A and Party B should defer to the related law and regulations of China to pay the tax respectively.

      - 6.2 All the taxes related in this contract item caused by house and levies burden and the overhead charge and other expenses which levies to this contract item, except for prescribed in the law or the regulation of this contract, is responsible by the Party A.

7 Repair and rebuild of the house

      - 7.1 Parts B is authorized to carry on any repair according to Party B's possible or the advantageous installment, the change and the improvement. All the expense caused by the above repair transformation are spawn by the Party B to, but:

            (1) Party B should write to notice Party A including the transformation plan and the construction blueprint before the construction, they can go through the construction formalities after Party A's permit. The repair transformations, the installment, the change and the improvement must be pass through the government correlation department responsible for the work's written approval.

            (2) Party B should guarantee the repair transformation, the installment, the change and the improvement construction conforms to the national construction standard requirement, and is responsible for the construction after repairing transformation, and undertakes the direct or the indirect economic loss by the project quality question.

            (3) The repair transformations, the installment, the change and the improvement should not change the house characteristic in any substantive aspect or reduce the house value.

            (4) Any architectural engineering related the repair transformations, the installment, the change with the improvement should properly and valid carry on, causes all possessor and the property receives the safeguarding, and cannot reasonably disturb the normal order to Party A.

            (5) The rents expiration, Party B should repair the transformation to recover partially the same as the previous. If Party B causes the losses or the harm in the cleaning up process to the Party A either any third party, the Party B must undertake all compensations responsibility. The Party A is authorized in deducting the practical loss compensation of Party A from rent caution money. If rent caution money is not

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                  enough to complement, the Party B must give amount
                  compensation to Party A.

8. House maintenance, restoration, replacement and improvement

      - 8.1 Routine projects: The Party A should carry on all routine maintenances and the restoration to the house, such as the paint naturally falls off, replace the glass which is naturally damaged and house each systematic routine maintenance. The expenses are responsible by the Party A. But except the Party B in the foundation, such as repair transformation, installment, change and improvement, add the device, install suppose projects and its the accessory and so on.

      - 8.2 Non- routine projects: Outside the No.8.1 stipulation project, the house and related system all non- routine improvements and the replacement (project which causes including natural disaster), such as house each systematic replace or the house structure restoration, should put forward the proposal by the Party B to the Party A, solicits the Party A agreement. This expenses consult by both sides undertake.

9. Responsibility of breaking a contract

      - 9.1 Any side has not fulfilled this contract item of under any article to be supposed to regard as breaks a contract, the breaks a contract side should be correct the break a contract behavior in 20 days from they receive the notice which specific showing the break contract by abide by the contract side. If not correct in 20 days, then abides side has right to select terminated the contract, and a contract breaks side compensate to all losses.

      - 9.2 In the lease time, if the Party B has the management condition serious worsening; Owes the water, electricity and other energy expenses. Transfer the property and the capital evade the debt; Liquidate or dismisses; Has loses or possibly loses fulfills this contract ability and other situations, then Party A have right terminate the contract, takes back rents, and after confiscates the deposit further to pursue any extra loss to the Party B which the Party A suffers.

10. Insurance, accident, end of contract

      - 10.1 Parts A the hiring house property insurance takes out insurance responsibly by the Party A; all equipment, installation, device, product and other property belong to Party B's property right in Party B's rents house takes out accident insurances by the Party B. Insurance taking out insurance to both sides is must be needed.

      - 10.2 General articles: The Party A should undertake the house because of any accident damages the property rights and any nature loss risk.

      - 10.3 Non- significant accidents: If not the Party B's reason, such as the fire or other accident causes the house to suffer the damage, but unilaterally determines the damage degree is not serious hindrance of Party B to use the house by Party A, then Party A should repair houses immediately. The restoration expense should consult the determination by both sides.

      - 10.4 Significant accidents :If fire or other contingencies, causes the house to serious damages, is also unable after the restoration to satisfy the Party B production management needs, then both sides must consult how to deal with that.

      -     10.5 Terminate the contract:

      10.5-1 If fire or other contingencies, causes the house with the damage affects the Party B use the house seriously, the Party B may select to send out written notification to the Party A before 3 months for terminating this contract which is related with the damages house. In this kind of situation, the Party B does not need to pay the partially rent of the house not to be able to use, the day from occurs the accident until this contract is terminated

      10.5-2 When the rent time is full, the contract is terminated. The house was taken back by the Party A.

      10.5-3 Both sides consult unanimously, terminated this contract.

      10.5-4 One side breaks a contract seriously, causes this contract to be unable to fulfill, the other side can write notification to notice another side about the terminated the contract before a month.

      10.5-5 terminated the contract; the expense settled account; both sides do not have the objection, the deposit return.

11. Force majeure

      - 11.1 Because of the force majeure incident which it cannot foresee and cannot prevent or avoid it

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            occurs and its consequence. Causes to affect this contract to fulfill directly or cannot fulfills according to the agreement condition on time, therefore has meets the force majeure incident a side to be supposed immediately to attend to notice the other side, and should in 20 days, provide the reason valid proof file which the accident details and this contract cannot fulfill either partial cannot fulfill or need postpone fulfill. According to the accident the degree of the influence about fulfills the contract, consults by both sides resolved whether terminates this contract, either avoids partially fulfills this contract the responsibility, either postpones fulfills this contract.

12. The suitable law and the dispute solution

      - 12.1 The contract works out, the effectiveness, the interpretation and executing and the dispute solution is suitable the Chinese law.

      - 12.2 If all quarters on this contract effectiveness, the interpretation or fulfill have any dispute, all quarters should try to friendly consultative solution, if consults un succeed, any side have the right to file the lawsuit in the people's court

13. Contract becomes effective and other

      - 13.1 Contracts become effective: This contract is authorized representative after the all quarters legal representative to sign and to cap the official seal to become effective.

      - 13.2 Integrated protocols: Attached protocol file works out which according to this contract provision each principle, for this contract constituent. Consults unanimously after both sides, both sides may change, the revision or supplement this contract, all changes, the revision or the supplement must pass through the duplex written signature to become effective, and become a this contract inalienable part.

      - 13.3 The divisibility: This contract has the divisibility, even if this contract any article determine for illegal or cannot enforce, should not affect this contract other articles the potency and executing.

      - 13.4 No nonuser: Any side has not been able or delay the right, the authority or the privilege which is according to this contract enjoys should not regard as to give up this right, the authority or the privilege giving up, also to this rights, the authority or the privilege part will exercise should not hinder future rights, the authority or privilege exercising to this.

      - 13.5 texts: This contract type six, the Party A, and the Party B both sides have two respectively, reports the house to rent registration institution two.

      - 13.6 Contracts set up a file: This contract signs becomes effective in 30 days, Party A go to Beijing Economic Development Zone to carry on the contract to set up a file about the registration. The legitimate credential about the Part to sets up a file need both side to provide according to the file.

Signatures:

/s/ [chop of] Carlos Dai Yue                 /s/ [chop of]

Telvent Control System (Beijing) Co., Ltd    Beijing Development Area Co., Ltd.

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Annex 1 The List of leasehold house.

                                                         Area            Price             Total rent
No.             Denomination           Location         (sq.m)      Yuan/Month/sq.m          (Yuan)
----      -----------------------  -----------------    ------      ---------------        ----------
1         4th floor No 2 Plant     Beijing               925              30                333,000
          HongDa Industrial Zone   Development Area

Annex 2 The information about the leasehold house.

No.                     Name                                        Content
---       ------------------------------------        ------------------------------------
1         Construction                                Frame

2         Bearing of the board of the building        750 kg

3         Power supply                                60A for illumination; 250A for power

4         Heating                                     Central heating

5         Other                                       Hot water for subsistense